EXHIBIT 23.4

[LOGO]         DORFMAN, ABRAMS, MUSIC & CO.
               CERTIFIED PUBLIC ACCOUNTANTS








                         CONSENT OF INDEPENDENT AUDITORS




We hereby consent to the reference to our firm under the caption "Experts" included in the Registration Statement on form SB-2 filed by Ridgewood Financial, Inc. and to the use therein of our report dated February 29, 1996, concerning the financial statements of Ridgewood Savings Bank of New Jersey, and to the inclusion of our report in the Notice required to be filed with the Federal Deposit Insurance Corporation.





                              /s/Dorfman, Abrams, Music & Co.


Fair Lawn, New Jersey

October 20, 1998

21-00 Route 208 South, Fair Lawn, NJ 07410-2604    Tel: (201) 796-9100   Fax: (201)
796-0900  E-Mail:accountants@dorfman.com
    Member of Affiliated Conference of Practicing Accountants International